CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-14 of SCM Trust and to the use of our report dated March 1, 2019 on the financial statements and financial highlights of Shelton Tactical Credit Fund, a series of SCM Trust. Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

March 29, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-14 of SCM Trust and to the use of our report dated December 31, 2018 on the financial statements and financial highlights of Cedar Ridge Unconstrained Credit Fund, a series of Investment Managers Series Trust II. Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

March 29, 2019